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                                                                  Exhibit 99.1
[ZOLTEK logo]

FOR IMMEDIATE RELEASE
---------------------

                     ZOLTEK REPORTS THIRD QUARTER RESULTS
                     ------------------------------------

         ST. LOUIS, MISSOURI -- AUGUST 10, 2009 -- Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported results for the third quarter of its 2009 fiscal year.
         Zoltek's net sales for the third quarter of fiscal 2009, ended June 30, totaled $30.3 million, compared to $45.0 million in the third quarter of fiscal 2008, a decrease of 32.6%. Zoltek's operating income for the quarter was essentially break-even (an operating loss of approximately $0.2 million), which compares with operating income of $7.3 million in the third quarter of fiscal 2008. Zoltek reported a net loss of $1.4 million in the third quarter of fiscal 2009, compared to net income of $2.3 million in the third quarter of fiscal 2008.
         For the first nine months of fiscal 2009, Zoltek's net sales decreased 22.1% at $104.9 million, from $134.6 million in the first nine months of fiscal 2008. Operating income was $5.3 million for the first nine months of fiscal 2009, compared to $20.4 million in the first nine months of fiscal 2008. Zoltek reported a slight net loss (approximately $0.4 million) for the first nine months of fiscal 2009, compared to net income of $9.2 million in the first nine months of fiscal 2008.
         "Our short-term results have been severely affected by a sudden combination of unfavorable events - truly, a perfect storm," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "The good news is that we have generated positive operating cash flow - both for the quarter and the year. That should position us to ride out the storm. More than that, we remain as confident as ever in the long-term future of our business as the world leader in the commercialization of carbon fibers."
         "Almost two years ago," Rumy continued, "we launched a major capacity expansion program in order to demonstrate that future availability of carbon fibers would be adequate to meet the anticipated demand. At that time, the divergence of the commercial markets and the aerospace markets for carbon fibers seemed virtually complete - due to fantastic growth in the wind turbine business and significant growth in other commercial applications, combined with an unprecedented increase in the anticipated aerospace markets demand resulting from the adaptation of carbon fibers as the primary structural material in commercial aircraft. Since then, we have seen a sudden, if only temporary, slowdown in the growth of wind turbine business, combined with a dramatic decrease in the aerospace market due to the adverse impact of unexpected delays in the introduction of new jetliners. All of this has led to blurring the line between commercial and aerospace markets and put a sudden stop in market expansion."
         In addition to the adverse impact of the global economic downturn, Rumy listed three other key factors leading to declines in revenues, operating earnings and margins. First, after years of growing at a 20-25% annual rate, worldwide growth in electricity generation from wind energy has slowed to an estimated 10%. Ironically, in the United States, anticipation of greatly increased government spending aimed at stimulating wind energy production is having the opposite short-term effect. It has caused many wind farm developers to delay the



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Zoltek Reports Third Quarter Results
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August 10, 2009

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initiation of new projects - as they wait to see what benefits will be available from new government programs. At the same time, financing of major wind farm developments disappeared. The combined effect caused the introduction of large capacity wind turbines with carbon fiber reinforced blades to develop slower than expected.
         Second, price decreases and the currency fluctuations caused approximately 50% of the revenue decline. The volume of Zoltek's carbon fibers shipments declined, but by considerably smaller percentage than net sales. Although they did not have a corresponding impact on gross margins, falling raw material and energy costs passed along to customers through decreased prices, were responsible for a substantial proportion of the decline in sales in the current year periods.
         Third, with the completion of our expansion plans, Zoltek also essentially doubled its capacity, adding new carbon fiber production lines in Hungary and Mexico late in fiscal 2008. That capacity came on line just as world trade dropped and the global economy began to experience the worst recession in 60 years. While Zoltek is confident that the additional capacity will be quickly absorbed as soon as the wind energy business returns to a more robust growth rate and new customers and applications develop, available unused capacity will continue to be a significant drag on gross margins and operating income. The now-idled new lines were responsible for $2.6 million in carrying costs (including depreciation) in the third quarter, without contributing to revenues or gross profit. Zoltek's gross profit margin declined from 30.3% in the third quarter of fiscal 2008 to 20.3% in the third quarter of fiscal 2009. Without the excess capacity charges, gross profit margins would have been roughly equivalent to fiscal 2008 in the current quarter and year-to-date. We could take steps to significantly reduce these charges in the future, but we view this as an investment in maintaining our facilities and core staff in a ready mode to minimize the cost and time to restart facilities as the market conditions change. "We launched our capital expansion program in Hungary and Mexico after four years of strong consistent growth in revenues and profitability made possible by the emergence of wind energy as the first large-scale commercial application for carbon fibers outside of aerospace," Rumy added. "Though 2009 has been an extremely disappointing year in terms of sales, we are very optimistic that the wind energy business will return to much higher growth rates and fulfill long-term expectations of becoming a much bigger part of the energy mix. Additionally, several other applications - autos, deep sea drilling and infrastructure - are in advanced stages of development and testing and offer enormous potential. For all these reasons, we are continuing to work to a plan of achieving $500 million in sales. Our targeted timeframe may now extend past 2012, as originally planned - but it is still absolutely within our reach."
         Zoltek will host a conference call to review third quarter results and answer questions on Tuesday, August 11, 2009, at 10:00 am CT. The conference dial-in number is (877) 440-5807. The confirmation code is 9248603. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek's website - under "Investor Relations - Events & Presentations." The webcast replay will be available on the website several hours after the call.


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                       FOR FURTHER INFORMATION CONTACT:
                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) maintain profitable operations; (6) increase our borrowing at acceptable costs; (7) manage changes in customers' forecasted requirements for our products; (8) continue investing in application and market development in a range of industries; (9) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and add carbon fiber production lines; (11) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (12) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (13) successfully prosecute patent litigation; and (14) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.


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
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                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                      (Amounts in thousands, except per share data)
                                                       (Unaudited)
                                                                                                   Three Months Ended
                                                                                                   ------------------
                                                                                                 June 30,       June 30,
                                                                                                   2009           2008
                                                                                               --------------------------
Net sales.................................................................................     $    30,306    $    44,950
Cost of sales, excluding available unused capacity costs..................................          21,515         31,320
Available unused capacity costs...........................................................           2,631              -
                                                                                               -----------    -----------
      Gross profit........................................................................           6,160         13,630
Application and development costs.........................................................           2,063          1,982
Selling, general and administrative expenses..............................................           4,322          4,377
OPERATING (LOSS) INCOME...................................................................            (225)         7,271
Interest income...........................................................................              18            543
Gain (loss) on foreign currency transactions..............................................             842         (2,081)
Other, net................................................................................              51            (23)
Interest expense, excluding amortization of financing fees and debt discount..............            (305)          (288)
Amortization of financing fees and debt discount..........................................          (1,137)        (1,648)
                                                                                               -----------    -----------
(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES.........................................            (756)         3,774
Income tax expense........................................................................             673          1,465
                                                                                               -----------    -----------
NET (LOSS) INCOME.........................................................................     $    (1,429)   $     2,309
                                                                                               ===========    ===========

Basic and diluted (loss) income per share.................................................     $     (0.04)   $      0.07

Weighted average common shares outstanding - basic........................................          34,396         34,201

Weighted average common shares outstanding - diluted......................................          34,396         34,215



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Zoltek Reports Third Quarter Results
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
------------------------------------------------------------------------------------------------------------------------

                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                      (Amounts in thousands, except per share data)
                                                       (Unaudited)

                                                                                                    Nine Months Ended
                                                                                                    -----------------
                                                                                                 June 30,       June 30,
                                                                                                   2009           2008
                                                                                               --------------------------
Net sales.................................................................................     $   104,941    $   134,603
Cost of sales, excluding available unused capacity costs..................................          75,020         96,181
Available unused capacity costs...........................................................           4,382              -
                                                                                               -----------    -----------
      Gross profit........................................................................          25,539         38,422
Application and development costs.........................................................           5,513          5,939
Selling, general and administrative expenses..............................................          14,726         12,103
OPERATING INCOME..........................................................................           5,300         20,380
Interest income...........................................................................             343          2,581
Gain (loss) on foreign currency transactions..............................................           2,092         (2,011)
Other, net................................................................................            (409)          (460)
Interest expense, excluding amortization of financing fees and debt discount..............          (1,250)        (1,340)
Amortization of financing fees and debt discount..........................................          (4,694)        (5,045)
                                                                                               -----------    -----------
      INCOME FROM OPERATIONS BEFORE INCOME TAXES..........................................           1,382         14,105
Income tax expense........................................................................           1,803          4,874
                                                                                               -----------    -----------
NET (LOSS) INCOME.........................................................................     $      (421)   $     9,231
                                                                                               ===========    ===========

Basic and diluted (loss) income per share.................................................     $     (0.01)   $      0.27

Weighted average common shares outstanding - basic........................................          34,401         33,951

Weighted average common shares outstanding - diluted......................................          34,401         34,040




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Zoltek Reports Third Quarter Results
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
---------------------------------------------------------------------------------------------------------------------------

                                                 CONSOLIDATED BALANCE SHEET
                                   (Amounts in thousands, except share and per share data)
                                                         (Unaudited)

                                                                                                   June 30,    September 30,
                                                                                                     2009          2008
ASSETS
---------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents.................................................................  $    17,246    $    29,224
     Restricted cash...........................................................................            -         23,500
     Accounts receivable, less allowance for doubtful accounts of $1,734 and
        $1,754, respectively...................................................................       29,402         42,690
     Inventories, net..........................................................................       51,802         45,659
     Other current assets......................................................................       10,975          9,432
                                                                                                 -----------    -----------
         Total current assets..................................................................      109,425        150,505
Property and equipment, net....................................................................      253,659        288,894
Other assets...................................................................................          407            765
                                                                                                 -----------    -----------
         Total assets..........................................................................  $   363,491    $   440,164
                                                                                                 ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------------
Current liabilities:
     Legal liabilities.........................................................................  $          -   $    29,083
     Credit lines..............................................................................        11,750         5,175
     Current maturities of long-term debt......................................................         6,145         7,426
     Trade accounts payable....................................................................         8,593        15,093
     Accrued expenses and other liabilities....................................................         6,511         9,278
     Construction payables.....................................................................           693         8,450
                                                                                                 ------------   -----------
         Total current liabilities.............................................................        33,692        74,505
Long-term debt, less current maturities........................................................         1,117         3,562
Hungarian grant, long-term ....................................................................        10,030        10,882
Deferred tax liabilities.......................................................................         8,636         4,521
Other long-term liabilities....................................................................            21            28
                                                                                                 ------------   -----------
         Total liabilities.....................................................................        53,496        93,498
                                                                                                 ------------   -----------
Commitments and contingencies..................................................................             -             -
Shareholders' equity:
     Preferred stock, $.01 par value, 1,000,000 shares authorized,
       no shares issued and outstanding........................................................             -             -
     Common stock, $.01 par value, 50,000,000 shares authorized,
        34,394,441 and 34,389,428 shares issued and outstanding at
        June 30, 2009 and September 30, 2008, respectively.....................................           344           344
     Additional paid-in capital................................................................       493,560       491,175
     Accumulated other comprehensive (loss) income.............................................       (26,905)       11,730
     Accumulated deficit ......................................................................      (157,004)     (156,583)
                                                                                                 ------------  ------------
         Total shareholders' equity............................................................       309,995       346,666
                                                                                                 ------------  ------------
         Total liabilities and shareholders' equity............................................  $    363,491  $    440,164
                                                                                                 ============  ============


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
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                                             OPERATING SEGMENTS SUMMARY
                                               (Amounts in thousands)
                                                    (Unaudited)

                                                                       THREE MONTHS ENDED JUNE 30, 2009
                                                                       --------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $    25,012    $     4,652    $      642     $    30,306
Cost of sales..........................................         17,204          3,729           582          21,515
Available unused capacity costs........................          2,392            239             -           2,631
Gross profit...........................................          5,416            684            60           6,160
Operating income (loss)................................          2,284            297        (2,806)           (225)
Depreciation...........................................          3,259            413           296           3,968
Capital expenditures...................................          2,374             47             -           2,421

                                                                       THREE MONTHS ENDED JUNE 30, 2008
                                                                       --------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $    37,689    $     6,487    $      774     $    44,950
Cost of sales..........................................         25,121          5,323           876          31,320
Gross profit...........................................         12,568          1,164          (102)         13,630
Operating income (loss)................................          9,931            651        (3,311)          7,271
Depreciation...........................................          3,670            375           252           4,297
Capital expenditures...................................         31,959            439            27          32,425

                                                                       NINE MONTHS ENDED JUNE 30, 2009
                                                                       -------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $    86,641    $    16,407    $    1,893     $   104,941
Cost of sales..........................................         61,085         12,363         1,572          75,020
Available unused capacity costs........................          3,594            788             -           4,382
Gross profit...........................................         21,962          3,256           321          25,539
Operating income (loss)................................         13,518          1,430        (9,648)          5,300
Depreciation...........................................          9,923          1,222           849          11,994
Capital expenditures...................................         14,737            584           154          15,475

                                                                       NINE MONTHS ENDED JUNE 30, 2009
                                                                       -------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $   113,666    $    18,084    $    2,853     $   134,603
Cost of sales..........................................         79,552         14,120         2,509          96,181
Gross profit...........................................         34,114          3,964           344          38,422
Operating income (loss)................................         28,091          1,593        (9,304)         20,380
Depreciation...........................................          9,200          1,384           875          11,459
Capital expenditures...................................         53,598          1,062         2,470          57,130